SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant  [X]

     Filed by a party other than the registrant  [ ]

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MTS SYSTEMS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

[LOGO] MTS(R)

MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 612-937-4000
Fax 612-937-4515, Telex 29-0521

--------------------------------------------------------------------------------






December 21, 2001



Dear MTS Shareholder:

     On behalf of the Board of Directors, we want to invite you to attend your Company's Annual Meeting of Shareholders. The meeting will be held on Tuesday, January 29, 2002 at 5:00 p.m. at the Company's headquarters in Eden Prairie, Minnesota.

     We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. Last year 84.3% of the shares were voted and we thank our shareholders for that response. Please help us by taking the next few minutes to complete the enclosed proxy card and then drop it in the mail even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is much appreciated.

                                        Very truly yours,


                                        /s/ Sidney W. Emery, Jr.


                                        Sidney W. Emery, Jr.
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             MTS SYSTEMS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 29, 2002


     The Annual Meeting of Shareholders of MTS Systems Corporation (the "Company") will be held on Tuesday, January 29, 2002 at the Company's headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 5:00 p.m. Central Standard Time for the following purposes:

     1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected;

     2. To adopt and approve the MTS Systems Corporation 2002 Employee Stock Purchase Plan;

     3. To ratify and approve the appointment of independent public accountants for the Company for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on November 30, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

                                        For the Board of Directors,


                                        /s/ John R. Houston


                                        John R. Houston
                                        SECRETARY

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

December 21, 2001

--------------------------------------------------------------------------------
 ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHICH IS LOCATED ON THE OUTSIDE OF THE ENVELOPE, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.
--------------------------------------------------------------------------------

                             MTS SYSTEMS CORPORATION


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                                     GENERAL

     This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Tuesday, January 29, 2002 (the "Annual Meeting") at 5:00 p.m. Central Standard Time, or any adjournments or postponements thereof.

     The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to shareholders. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, its telephone number is (612) 937-4000 and its facsimile number is (612) 937-4515.

     The Company intends to mail this Proxy Statement and the accompanying proxy card on or about December 21, 2001 to all holders of the Common Stock of the Company as of the record date of November 30, 2001, who are entitled to vote at the Annual Meeting.

     Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors in this Proxy Statement.

     Each item of business presented at this Annual Meeting of Shareholders must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as not voted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     The Company has outstanding only one class of stock, $.25 par value common stock (the "Common Stock"), of which 21,029,946 shares were issued and outstanding on November 30, 2001. Each share is entitled to one vote on all matters presented to shareholders.

     Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

     Only shareholders of record at the close of business on November 30, 2001 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.


           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of the close of business on November 30, 2001, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company,
(ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

                                                NUMBER OF SHARES      PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED     OF CLASS
     ------------------------------------      ------------------     --------

     Putnam Investments, LLC                      1,590,043(1)           7.6%
       One Post Office Square
       Boston, MA 02109

     Dimensional Fund Advisors Inc.               1,589,857(1)           7.6%
       1299 Ocean Avenue
       Santa Monica, CA 90401

     State of Wisconsin Investment Board          1,301,700(1)           6.2%
       121 East Wilson Street
       Madison, WI 53702

     Mairs and Power Growth Fund, Inc.            1,248,100(1)           5.9%
       332 Minnesota Street, Suite W-2062
       Saint Paul, MN 55101

     E. Thomas Binger                             1,167,000(1)           5.5%
       15500 Wayzata Boulevard
       Wayzata, MN 55391

     Sidney W. Emery, Jr.                           325,381(2)(3)         *

     Charles A. Brickman                            189,000(2)            *

                                                NUMBER OF SHARES      PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED     OF CLASS
     ------------------------------------      ------------------     --------

     Mauro G. Togneri                                72,234(2)(4)         *

     Steven M. Cohoon                                62,679(2)(5)         *

     Bobby I. Griffin                                25,000(2)(6)         *

     Russell A. Gullotti                             18,500(2)            *

     Linda Hall Whitman                              18,374(2)            *

     Brendan C. Hegarty                              16,000(2)            *

     Jean-Lou Chameau                                15,000(2)            *

     Donald G. Krantz                                 8,164(2)            *

     Laura B. Hamilton                                7,200(2)            *

     Bruce D. Hertzke                                 4,000(2)            *

     Barb J. Samardzich                               4,000(2)            *

     Keith D. Zell                                  150,722(2)            *

     All directors and executive officers           883,703(2)           4.1%
       as a group (19 persons)

------------------
*Less than 1%.

(1) Based upon information provided to the Company. In particular, Dimensional Fund Advisors Inc. ("Dimensional") has advised the Company that Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles are referred to as the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over the 1,589,857 shares of the Company's stock as of September 30, 2001. The Portfolios own all securities reported in this proxy statement, and Dimensional disclaims beneficial ownership of such securities.

(2) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of November 30, 2001: Mr. Brickman, 15,000 shares; Mr. Emery, 217,250 shares; Mr. Togneri, 51,234 shares; Mr. Krantz, 7,634; Mr. Griffin, 15,000 shares; Mr. Gullotti, 15,000 shares; Mr. Cohoon, 55,684 shares; Dr. Whitman, 15,000 shares; Dr. Chameau, 11,000 shares; Dr. Hegarty, 15,000 shares; Mr. Hertzke, 4,000 shares; Ms. Samardzich, 4,000 shares; Ms. Hamilton, 7,200 shares; Mr. Zell, 85,910 shares; and by all directors and executive officers as a group, 520,202 shares. Mr. Zell retired in September 2001 and his ownership has not been included in the ownership by directors and officers as a group.

(3) Includes 69,184 shares owned jointly with his spouse; the voting and investment discretion over those shares are shared accordingly.

(4) Includes 3,840 shares owned jointly with his spouse; the voting and investment discretion over those shares are shared accordingly.

(5) Includes 6,995 shares owned jointly with his spouse; the voting and investment discretion over those shares are shared accordingly.

(6) Includes 8,000 shares held by his spouse, the beneficial ownership of such shares is disclaimed.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL #1)

     Eight directors will be elected at the Annual Meeting. The Board of Directors has nominated for election the eight persons named below and each has consented to being named a nominee. Mr. Bruce D. Hertzke was appointed to the Board of Directors in July 2001 and Ms. Barb J. Samardzich was appointed to the Board of Directors in November 2001. Mr. Russell A. Gullotti, a director since 1995, will not seek re-election due to demands placed on him by his other professional and Board commitments. Each nominee listed below is currently a director of the Company and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is elected. If any nominee is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. It is intended that proxies will be voted for such nominees. The proxies cannot be voted for a greater number of persons than eight.

     The names of the nominees, their principal occupations for at least the past five years and other information is set forth below:


[PHOTO]                          President of Pinnacle Capital Corporation (a
CHARLES A. BRICKMAN -- Age 69    venture capital company) since 1990; with
DIRECTOR SINCE 1968              Kidder Peabody & Co., Inc., an investment
                                 banking firm, from 1960 to 1990 (Vice President from 1964 to 1990 and a director from 1975 to
                                 1990); a director of a number of small,
                                 privately-held companies.


[PHOTO]                          Provost and Vice President at the Georgia
JEAN-LOU CHAMEAU -- Age 48       Institute of Technology since June 2001; Dean
DIRECTOR SINCE 1998              of the College of Engineering and Georgia
                                 Research Alliance Eminent Scholar at the
                                 Georgia Institute of Technology from 1997 to
                                 June 2001; Vice Provost for Research and Dean of Graduate Studies at the Georgia Institute of Technology from 1995 to 1997; President of
                                 Golder Associates, Inc. from 1994 to 1995;
                                 Director of the School of Civil and
                                 Environmental Engineering at the Georgia
                                 Institute of Technology from 1991 to 1994;
                                 Professor and Head of the Geotechnical
                                 Engineering Program at Purdue University from
                                 1980 to 1991; a director of a number of
                                 privately-held companies and non-profit
                                 organizations.

[PHOTO]                          Chairman of the Board of Directors of the
SIDNEY W. EMERY, JR. -- Age 55   Company since January, 1999; Chief Executive
DIRECTOR SINCE 1998              Officer and President of the Company since
                                 March, 1998; management and executive positions with Honeywell, Inc. (manufacturer of control systems) from 1985 to 1997 (Area Vice
                                 President, Western and Southern Europe from
                                 1994 to 1997; Group Vice President, Military
                                 Avionics Systems from 1989 to 1994; Vice
                                 President and General Manager, Space Systems
                                 Division from 1988 to 1989; Vice President,
                                 Operations, Process Controls Division from 1985 to 1988); a director of the Minnesota Business
                                 Partnership.


[PHOTO]                          Private Investor; formerly President of
BOBBY I. GRIFFIN -- Age 64       Medtronic Pacing Business (manufacturer of
DIRECTOR SINCE 1993              pacing arrhythmia products and the largest
                                 business unit within Medtronic, Inc.) from 1993 until his retirement in August 1998; Executive
                                 Vice President of Medtronic, Inc. (medical technology company) from 1988 to 1998; held various management positions in the pacing business since joining Medtronic in 1973;
                                 involved in biomedical research and development since 1961; a director of Lutheran Brotherhood
                                 Corporation (a fraternal life insurance
                                 services and investment products company),
                                 Urologix, Inc. (a medical device company) and a number of early stage, development companies in the biomedical industry; a member of the Board of Directors of The Redeemer Center for Life, a nonprofit, faith-based community development agency.


[PHOTO]                          Chief Executive Officer of Nano Magnetics
BRENDAN C. HEGARTY -- Age 59     (start-up nanotechnology company located in the
DIRECTOR SINCE 1998              United Kingdom) since June 2001; Executive Vice
                                 President and Chief Operating Officer of
                                 Seagate Technology (manufacturer of computer disk drives) from 1993 to 1998; Senior Vice
                                 President and Chief Technical Officer since
                                 1989; Vice President of Thin Film Head
                                 Operations for Control Data Corporation
                                 (computer hardware and software company) from 1988 to 1989; management and executive positions with IBM (computer hardware and software company) from 1967 to 1987.

[PHOTO]                          President of Ceridian Performance Partners,
LINDA HALL WHITMAN -- Age 53     Ceridian Corporation from 1996 through December
DIRECTOR SINCE 1995              2000; Vice President, Business Integration,
                                 Ceridian Corporation (information services company) from 1995 to 1996; management and executive positions with Honeywell, Inc.
                                 (manufacturer of control systems) from 1980 to 1995, most recently as Vice President, Consumer
                                 Business Group from 1993 to 1995; consultant, psychologist, social worker and special education teacher in Minnesota and Michigan schools from 1969 to 1980; Director and Chair of the Compensation Committee of Health Fitness
                                 Corporation; a member of the 9th District
                                 Federal Reserve Bank Board of Directors,
                                 Sagebrush Corporation Board of Directors, the
                                 Minnesota Women's Economic Roundtable, the
                                 Committee of 200, and the Minnesota Science
                                 Museum Board of Trustees.


[PHOTO]                          Chairman and Chief Executive Officer of
BRUCE D. HERTZKE -- Age 50       Winnebago Industries, Inc. (manufacturer of
DIRECTOR SINCE 2001              motor homes and recreation vehicles) since
                                 1998, President since 1996 and director since
                                 1997; Chief Operating Officer and Senior Vice
                                 President of Winnebago Industries from 1995 to
                                 1998; formerly, held various positions with Winnebago Industries since 1971; director and member of the Executive Committee of the Recreation Vehicle Industry Association;
                                 director of a number of civic and trade
                                 organizations.


[PHOTO]                          Chief Engineer for the Automatic Transmission
BARB J. SAMARDZICH -- Age 43     Engineering Operations of Ford Motor Company
DIRECTOR SINCE 2001              ("Ford") since January 2000; Quality Director
                                 for the Small and Medium Vehicle Center of the European operations of Ford from March 1999 to January 2000; previously held various positions in the Powertrain division of Ford from September 1990 to December 1998, most recently as Chief Program Engineer in the Truck Vehicle
                                 Center. Prior to joining Ford, Ms. Samardzich held various engineering, sales and marketing positions in the Commercial Nuclear Fuel
                                 Division of Westinghouse Electric Corporation from 1981 to 1990.


     The affirmative vote of a majority of the holders of shares of Common Stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED.

OTHER INFORMATION REGARDING THE BOARD

     MEETINGS. The Board of Directors met in person four times during fiscal year 2001, which ended September 30, 2001. The Board of Directors also took action in writing in lieu of a meeting twice during fiscal 2001, which all of the directors signed, and held three telephonic meetings. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during fiscal 2001.

     BOARD COMMITTEES. The Audit Committee of the Board of Directors, which is currently composed of Mr. Brickman (Chair), Dr. Chameau and Dr. Whitman, met two times during fiscal 2001 and held two telephonic meetings. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management's processes to ensure compliance with laws and regulations, reviews the scope and results of the audits by, and the recommendations of, the Company's independent auditors and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company and meets quarterly prior to filing of the Company's quarterly and annual reports containing financial statements with the Securities and Exchange Commission.

     A report of the Audit Committee is also contained in this Proxy Statement. All members of the Company's Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers (NASD) for companies listed on the Nasdaq National Market.

     The Human Resources Committee of the Board of Directors, which is currently composed of Mr. Griffin (Chair), Dr. Hegarty and Mr. Hertzke, met four times during fiscal 2001. The Human Resources Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers, administers the Company's retirement plans, and administers and grants awards under the Company's stock option plans.

     The Governance Committee of the Board of Directors, which is currently composed of Dr. Whitman (Chair), Mr. Giffin and Ms. Samardzich, met once during fiscal 2001. The responsibilities of the Governance Committee include Board governance practices, Board evaluation and chief executive officer succession planning, as well as functioning as a nominating committee and making Board membership recommendations.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended September 30, 2001, 2000, and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Sidney W. Emery, Jr., the Company's Chairman, Chief Executive Officer and President, and each of the other most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Mr. Emery, the "Named Executives"):


                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                         ANNUAL COMPENSATION    COMPENSATION
                                         -------------------    ------------
                                                                 SECURITIES
                                                                 UNDERLYING      ALL OTHER
                                         SALARY       BONUS       OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      ($)        ($)(1)         (#)            ($)(2)
---------------------------     ----     -------     -------     ----------     ------------
Sidney W. Emery, Jr.            2001     343,222     328,290       60,000          11,052
 Chairman, Chief Executive      2000     323,848         -0-       70,000          10,396
 Officer and President          1999     302,081         -0-       97,250          10,564

Steven M. Cohoon                2001     189,841     150,880       15,200          11,052
 Vice President                 2000     164,417      49,483       20,800          10,396
                                1999     148,329      66,437       43,250          10,564

Laura B. Hamilton               2001     161,049     131,046       14,000          11,052
 Vice President                 2000     137,457      31,026       12,000           9,142
                                1999      25,000       6,862        2,400             -0-

Donald G. Krantz                2001     147,645     131,046       22,000           9,877
 Vice President                 2000      78,577       5,061        2,800           7,086
                                1999      71,440      22,540          900           6,924

Mauro G. Togneri                2001     177,113      64,977       12,000          11,052
 Vice President                 2000     170,856     104,070       11,800          10,396
                                1999     165,338      20,675       27,500          10,564

Keith D. Zell(3)                2001     221,269      58,612        5,000          11,052
 Vice President                 2000     204,928         -0-       15,200          10,396
                                1999     199,593      10,745       65,000          10,564

------------------
(1) Represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive.

(2) Represents contributions by the Company to the Company's Profit Sharing Retirement Plan and the Company's 401(k) Plan on behalf of the Named Executives.

(3)  Mr. Zell retired in September 2001.

STOCK OPTIONS

     The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during the fiscal year ended September 30, 2001:


                        OPTION GRANTS IN LAST FISCAL YEAR

                          NUMBER OF         PERCENT OF TOTAL
                         SECURITIES          OPTIONS GRANTED                                      GRANT DATE
                         UNDERLYING           TO EMPLOYEES       EXERCISE PRICE    EXPIRATION    PRESENT VALUE
NAME                 OPTIONS GRANTED(1)    IN FISCAL YEAR (%)       ($/SHARE)         DATE           $(2)
----                 ------------------    ------------------    --------------    ----------    -------------
S. W. Emery, Jr.           60,000                 8.5                 12.93          7/13/06        286,326

S. M. Cohoon               15,200                 2.2                 12.93          7/13/06         72,535

L. B. Hamilton             14,000                 2.0                 12.93          7/13/06         66,809

D. G. Krantz                9,000                 1.3                  6.375        11/25/00         21,176
                           13,000                 1.8                 12.93          7/13/06         62,037

M. G. Togneri              12,000                 1.7                 12.93          7/13/06         57,265

K. D. Zell(3)               5,000                 0.7                 12.93          7/13/06         17,435

------------------
(1) Each option becomes exercisable in equal installments over a period of three years commencing one year after the date of grant.

(2) Based upon a Black-Scholes valuation method. Assumptions used include expected average option life (1.5 years), risk-free interest rate (2.9%), dividend yield (2.1%) and historical volatility (.54).

(3)  Mr. Zell retired in September 2001.


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year ended September 30, 2001 and unexercised options held as of September 30, 2001:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED                 IN-THE-MONEY
                        SHARES                           OPTIONS AT FY-END (#)           OPTIONS AT FY-END ($)(1)
                      ACQUIRED ON        VALUE       -----------------------------    -----------------------------
NAME                 EXERCISE (#)    REALIZED ($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                 ------------    ------------    -----------     -------------    -----------     -------------
S. W. Emery, Jr.        23,334         167,713         120,000          203,916             -0-          195,414

S. M. Cohoon             8,800          24,990          12,434           72,316          29,036           58,064

L. B. Hamilton             -0-             -0-           6,400           24,400          20,500           41,000

D. G. Krantz               -0-             -0-           4,034           24,766           6,067           56,751

M. G. Togneri           10,200          84,138          23,734           47,366          37,549           32,939

K. D. Zell(2)           37,763         206,588          28,133           57,777          42,431              -0-

------------------
(1) Based on closing price of $11.50 per share of the Company's Common Stock on September 28, 2001.

(2)  Mr. Zell retired in September 2001.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This is the report of the Company's Human Resources Committee, which is composed of the undersigned Board members. Mr. Griffin, Dr. Hegarty and Mr. Hertzke are non-employee directors of the Company, serving 8, 3 and 0.5 years, respectively. This report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

     The Human Resources Committee is responsible for executive compensation, employment contracts and the Management Variable Compensation and Stock Option Plans, and certain other employee benefit plans such as the Company's Profit Sharing/Retirement Plans. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. In fiscal 2001, a Subcommittee of the Human Resources Committee (the "Subcommittee") administered and granted awards under the Company's various Stock Option Plans and approved compensation for certain executive officers of the Company.

     The Company uses various compensation surveys -- international, national and local -- to develop its compensation strategy and plans. This practice is also used by the Human Resources Committee and was used by the Subcommittee for executive compensation. In general, the Committee does not use outside consultants to prepare specific studies for it unless it judges the available survey data to be incomplete or unsuitable.

     There are four components to the Company's executive compensation program upon which executive officers named in the Summary Compensation Table are compensated: (1) base salary; (2) management variable compensation (referred to in the Summary Compensation Table above as "Bonus"); (3) stock options; and (4) profit sharing/retirement. The Committee may adjust the mix of these components from year to year according to survey data. In general, the Company's compensation programs are competitive with average survey data.

     BASE SALARY. Executive base salary is adjusted annually in January based on performance against developmental objectives the Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current business plan's objectives, longer-term strategies and staff development.

     MANAGEMENT VARIABLE COMPENSATION. The Human Resources Committee annually approves the Management Variable Compensation Plan, which includes executives, managers, and key functional and technical leaders. They also recommend to the full Board of Directors the corporate earnings and growth objectives upon which the Chief Executive Officer's variable compensation is principally based. These objectives are a mix of per share earnings, return on average net assets and other measures as deemed appropriate.

     Variable compensation is paid to each recipient by December 30 following the close of the fiscal year unless the executive elects to defer a portion in the Company's non-qualified, non-secured compensation deferral plan.

     STOCK OPTIONS. The Company's current Stock Option Plans include directors, executives, managers, consultants and key functional and technical leaders. Stock options are priced and granted annually. In addition, Company officers from time to time recommend to the Committee for its approval at regular Board of Directors' meetings stock option grants to employees who have shown exceptional service. These discretionary stock options do not exceed 15% of the number of shares that are granted annually and are priced as of the date of approval. Options outstanding under current plans typically fully vest in three years and all options expire in seven years or less.

     PROFIT SHARING/RETIREMENT. The Company sponsors an all employee Profit Sharing/Retirement Plan for U.S. employees. All of the executives listed in the above tables are included in this Profit Sharing Plan.

     The Company also has a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Human Resources Committee annually approves the corporate matching formula for all employees.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Emery served as Chief Executive Officer of the Company throughout the last fiscal year and is compensated on the same basis as the other executive officers as described above. He received a base salary of $343,222 during fiscal year ended September 30, 2001. Mr. Emery received a bonus of $328,290 for fiscal year 2001. In addition, Mr. Emery receives reimbursements and certain fringe benefits available to executive officers of the Company. The Human Resources Committee continues to believe that Mr. Emery has managed the Company well in a highly competitive industry. The Committee strongly endorses Mr. Emery's decisions and actions to strengthen the Company's internal operating performance and enhance the Company's potential for profitable growth in the future.

     BOARD ACTION. The full Board of Directors approves new stock option and stock purchase plans for submission to shareholder vote and approves the annual corporate earnings and growth objectives for inclusion in the Management Variable Compensation Plan. The full Board reviews all components of executive compensation and the Profit Sharing/Retirement Plan every two to three years.


                   SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                           Bobby I. Griffin, Chairman
                           Brendan C. Hegarty
                           Bruce D. Hertzke

SHAREHOLDER RETURN PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the "Analytical Instruments Index") (SIC Code 382). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on September 30, 1996 and assuming reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.


                              [PLOT POINTS CHART]

                                                 FISCAL YEAR ENDED SEPTEMBER 30,
                                ---------------------------------------------------------
                                  1996      1997      1998      1999      2000      2001
                                  ----      ----      ----      ----      ----      ----
MTS SYSTEMS CORPORATION         $100.00    $187.8    $154.0    $110.5    $ 77.1    $130.0
NASDAQ MARKET INDEX              100.00     137.3     139.4     227.8     302.5     123.6
ANALYTICAL INSTRUMENTS INDEX     100.00     162.3     101.7     172.8     306.4     146.1


     The Company's Common Stock closed at $11.50 per share on September 28,
2001.

EMPLOYMENT AND OTHER AGREEMENTS

     Sidney W. Emery, Jr., Mauro G. Togneri and Steven M. Cohoon, individually, have agreements with the Company under which, upon the termination of their employment with the Company other than for cause, such executive officers will receive monthly payments over periods ranging from nine to eighteen months, based upon their highest annual salaries and the average management variable compensation and benefits they received during the previous three years. As of the date hereof, the maximum aggregate amounts of such payments to each of Messrs. Emery, Togneri and Cohoon, are $752,745, $263,984 and $230,237, respectively. As a condition of the receipt of such payments, these officers have agreed not to render services to any competing entity concerning any similar or competing product for periods ranging from nine to eighteen months and agreed to maintain the confidentiality of certain information deemed by the Company to be proprietary. Keith D. Zell retired in September 2001 and received an aggregate of $318,934 payable over a period of 15 months under his termination agreement.

     In 1998, the Company also entered into change-in-control agreements with Messrs. Emery, Togneri and Cohoon, and in fiscal 2001, with Ms. Hamilton and Mr. Krantz. In the event of a change in control, these executive officers will be entitled to receive upon the termination of their employment by the Company without cause or by the executive for good reason at any time within three years of such change in control, a lump-sum payment equal to (a) eighteen months of the highest annual compensation they received during the previous three years, or (b) thirty-six months of such officers' compensation in the event of an unfriendly takeover. The executive officers may also, within a period beginning thirty days and ending one hundred and eighty days following a change in control, resign for any reason and receive the aforementioned payments.

DIRECTOR COMPENSATION

     Directors who served during fiscal 2001 and were not otherwise directly or indirectly compensated by the Company were each paid directors' fees in the form of a retainer. The retainers for Messrs. Brickman, Griffin, Gullotti and Drs. Hegarty, Chameau and Whitman, who served the entire fiscal year, were $17,600 each. The retainer for Mr. Hertzke was $4,400. The payment of retainers is not dependent upon Board meeting attendance. In addition, non-employee directors who attended over a total of five Board or committee meetings not held on the same day as a regular Board meeting were compensated at the rate of $750 per half day meeting and $1,500 per full day meeting. Messrs. Griffin, Brickman and Gullotti each received $1,750 in connection with their service as Committee Chairs. Dr. Whitman received $2,250, Mr. Griffin received $1,500 and Dr. Hegarty and Mr. Gullotti each received $750 for attending committee meetings on different days than Board meetings.

     Each of the non-employee directors who were elected at last year's Annual Meeting of Shareholders (Messrs. Brickman, Griffin and Gullotti and Drs. Hegarty, Chameau and Whitman) were granted non-qualified options to purchase 4,000 shares each of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders for fiscal year 2000. Mr. Hertzke received a non-qualified option to purchase 4,000 shares of Common Stock upon his appointment to the Board of Directors in July 2001. Ms. Samardzich received a non-qualified option to purchase 4,000 shares of Common Stock upon her appointment to the Board of Directors in November 2001. Each non-employee director will be granted a non-qualified option to purchase up to 4,000 shares of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders to be held on January 29, 2002 at the fair market value of the Common Stock on such date. Out-of-state non-employee directors are also reimbursed for travel expenses to Board of Directors' meetings in Eden Prairie, Minnesota.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is composed of three independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for the Company's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2001 filed with the Securities and Exchange Commission.

                           Charles A. Brickman (Chair)
                           Jean-Lou Chameau
                           Linda Hall Whitman

                              APPROVAL OF THE 2002
                          EMPLOYEE STOCK PURCHASE PLAN

                                  (PROPOSAL #2)

     The Board of Directors, on November 20, 2001, adopted the MTS Systems Corporation 2002 Employee Stock Purchase Plan (the "ESPP"), subject to approval by the shareholders. The purpose of the ESPP is to facilitate the purchase by employees of shares of Common Stock in the Company in order to provide a greater community of interest between the Company and its employees.

     There are 750,000 shares of the Company's Common Stock, $0.25 par value per share, reserved for issuance under the ESPP. The shareholders of the Company had previously approved the 1992 Employee Stock Purchase Plan which expires on April 25, 2002. Approximately 1,700 employees, including officers who own less than 5% of the Company's Common Stock (currently, all officers), are eligible to participate under the ESPP.

     OPTIONS UNDER THE ESPP. In general, the ESPP permits employees to purchase shares of Common Stock of the Company through payroll withholding during a specified period, called a "phase," at a price equal to the lesser of 85% of the value of the Common Stock on the commencement date of a phase (the "Commencement Date") or 85% of the value of a share of Common Stock on the date of termination of a phase (the "Termination Date"). Each phase will last for a period ranging from three months to twelve months (except the first phase which may be shorter than three months). No phase may run concurrently, but a phase may commence immediately after the termination of a preceding phase. Eligible employees will not pay any consideration to the Company in order to receive the options.

     TERM OF PLAN. The ESPP will commence effective January 1, 2002 and will terminate on December 31, 2011, or on the date that all the shares reserved for issuance under the ESPP have been purchased, if earlier.

     ELIGIBILITY. Any employee of the Company who is regularly scheduled for more than 20 hours per week, more than five (5) months in a calendar year, and has completed twelve or more months of continuous employment service for the Company prior to the Commencement Date of the applicable phase is eligible to participate in the ESPP. By action of the respective boards of directors, employees of any subsidiary of the Company also may participate. Notwithstanding anything to the contrary in the ESPP, no employee may be granted an option under the ESPP to purchase shares of Common Stock if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company.

     LIMITATION ON OPTIONS. No participant may be granted an option to purchase shares of Common Stock that permit the participant to purchase shares in any calendar year under the ESPP or any other employee stock purchase plan of the Company with an aggregate fair market value in excess of $25,000 or with the number of shares exceeding 10,000 shares per phase.

     PARTICIPATION. Eligible employees elect to participate in the ESPP by completing payroll deduction authorization forms on the Commencement Date of the applicable phase of the ESPP. Payroll deductions are limited to 10% of a participant's base pay for the applicable phase of the ESPP and the minimum authorization is $10 per pay period. After the Commencement Date of a phase, participants cannot increase or decrease the amount of payroll deductions, but may withdraw from participation during the phase, as described below.

     TERMS AND CONDITIONS OF OPTIONS. As of the Commencement Date of the applicable phase of the ESPP, an eligible employee who elects to participate in the ESPP shall be granted an option for as many full and fractional shares as he or she will be able to purchase pursuant to the payroll deduction procedure. The option price for employees who participate on a particular Commencement Date shall be the lesser of: (i) 85% of the fair market value of the shares on the Commencement Date, or (ii) 85% of the fair market value of the shares on the Termination Date of the applicable phase of the ESPP. The number of shares that may be purchased at the end of the applicable phase is determined by dividing each participant's payroll deduction by the applicable option price. Any amount remaining is refunded to the participant, without interest, or, at the election of the Committee, applied to the next phase, if the employee elects to participate in that phase.

     EXERCISE AND WITHDRAWAL. Exercise of the option occurs automatically on a particular Termination Date. However, a participant may give written notice at any time during the applicable phase of the ESPP that he or she does not wish to continue to participate during that phase, in which case all amounts withheld will be refunded without interest accrued thereon. A participant who terminates employment during the phase shall immediately cease to participate in the ESPP and that participant's payroll deductions during that phase will be refunded, with interest accrued thereon.

     RIGHTS AND RESTRICTIONS ON STOCK GRANTED UNDER ESPP. Participants may elect to have any dividends paid on shares purchased through the ESPP reinvested in Company stock purchased on the open market under the Company's dividend reinvestment program. For a period of 12 months after the date shares are purchased through the ESPP, the participant may not sell or otherwise transfer such shares, without the approval of the Committee, and the Committee may waive this restriction at any time as to all shares acquired during a phase.

     ADMINISTRATION AND AMENDMENT. The ESPP shall be administered by a Committee consisting of two or more directors or employees of the Company who shall be appointed by the Board of Directors. If the Board of Directors does not appoint such a Committee, the Human Resources Committee of the Board of Directors shall administer the ESPP. The Board of Directors may at any time amend the ESPP, except that no amendment may impair any outstanding option without shareholder approval.

     INCOME TAX CONSEQUENCES. The ESPP is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the grant nor the exercise of an option to purchase shares under the ESPP will have any tax consequences to the participants or to the Company. If a participant holds the shares acquired upon the exercise of his or her options for more than two years from the date the option is granted and one year from the time the shares are received (the "holding period"), then amounts realized by the participant on a sale or other disposition of the shares will be ordinary income in the amount by which the lesser of (a) the fair market value of the shares at the date of disposition or
(b) the fair market value of the shares at the date of grant of the option exceeds the price paid by the participant for the shares. Any further gain is treated as long-term capital gain. If a participant holds shares purchased under the ESPP at the time of his or her death, the required holding periods will automatically be deemed to have been satisfied. The Company is not entitled to any deduction if the holding period requirements are satisfied. If a participant sells or otherwise disposes of the shares purchased under the ESPP before the holding period requirements are satisfied, the participant will realize as ordinary income the excess of the fair market value of the shares on the date of exercise of the option over the price paid by the participant for the shares; the difference between the proceeds of sale and the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain or loss, as the case may be. The Company is entitled to a tax deduction only to the extent the participant realizes ordinary income as a result of the early disposition.

     VOTE REQUIRED. Shareholder ratification of the adoption of the 2002 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION AND APPROVAL OF THE ESPP.


                              APPROVAL OF AUDITORS

                                  (PROPOSAL #3)

     Arthur Andersen LLP, independent certified public accountants, have been the auditors for the Company since 1966. They have been reappointed by the Board of Directors, on recommendation of its Audit Committee, as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     The Company paid Arthur Andersen LLP an aggregate of $318,450 for the annual audit for fiscal year 2001 and for the review of the Company's condensed financial statements included in the Company's quarterly reports on Form 10-Q for fiscal year 2001. The above amounts include out-of-pocket expenses incurred by Arthur Andersen LLP in connection with the provision of such services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company paid Arthur Andersen LLP an aggregate of $9,450 relating to services provided and out-of-pocket expenses incurred in connection with systems design. The audit committee of the Board of Directors has determined that the provision of these services is compatible with maintaining the independence of Arthur Andersen LLP.

ALL OTHER FEES

     The Company paid Arthur Andersen LLP an aggregate of $59,400 for services provided and out-of-pocket expenses incurred in connection with accounting research and tax compliance. The audit committee of the Board of Directors has determined that the provision of these services is compatible with maintaining the independence of Arthur Andersen LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                              SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by action of the company in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the Company's January 2003 Annual Meeting of Shareholders, the proposal prepared in accordance with the proxy rules must be received by the Secretary of the Company in writing no later than August 23, 2002. In addition, if the Company receives notice of a shareholder proposal before November 15, 2002 or after December 15, 2002, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for its fiscal 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

     The Company's Bylaws provide that certain additional requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 45 days nor more than 75 days prior to a meeting date corresponding with the previous year's Annual Meeting date, and must contain certain required information. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant procedure. Since no notice was received with respect to this year's Annual Meeting, no shareholder may bring additional business before the Annual Meeting for action.


                                     GENERAL


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of such reports and written representations from the Company's executive officers and directors, the Company notes that all such reports have been filed in a timely manner, except that Kelly H. Donaldson and M. Perry Walraven filed late Forms 4 for option exercises which occurred in June 2001, and Steven M. Cohoon filed late Forms 4 for option exercises which occurred in May and June 2001.

OTHER MATTERS

     The management of the Company knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Annual Report of the Company for the fiscal year ended September 30, 2001 is enclosed herewith.

                                    APPENDIX


                                      PROXY
                             MTS SYSTEMS CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 29, 2002

     The undersigned hereby appoints Sidney W. Emery, Jr. and John R. Houston (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MTS Systems Corporation, held of record by the undersigned on November 30, 2001, at the ANNUAL MEETING OF SHAREHOLDERS to be held on January 29, 2002, or any adjournments or postponements thereof.

     (1)  ELECTION OF    [ ] FOR all nominees           [ ] WITHHOLD AUTHORITY
          DIRECTORS:         (except as marked below)       to vote for nominees
                                                            listed

 CHARLES A. BRICKMAN, JEAN-LOU CHAMEAU, SIDNEY W. EMERY, JR., BOBBY I. GRIFFIN,
  BRENDAN C. HEGARTY, BRUCE D. HERTZKE, BARB J. SAMARDZICH, LINDA HALL WHITMAN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE FOR BOX AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     ---------------------------------------------------------------------------

     (2)  The proposal to adopt and approve the 2002 Employee Stock Purchase
          Plan.

                         [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

     (3) The proposal to ratify and approve the appointment of Arthur Andersen LLP as independent public accountants for the Company.

                         [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                         (CONTINUED FROM THE OTHER SIDE)

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1), (2) AND (3).


                                    Dated:
                                           -------------------------------------

                                    Signed:
                                            ------------------------------------
                                                  Signature of Shareholder

                                    Signed:
                                            ------------------------------------
                                                  Signature of Shareholder

                                    Please vote, date and sign this Proxy
                                    Statement as your name is printed hereon.
                                    When signing as attorney, executory
                                    administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.